Calculation of Filing Fee Tables
S-3
Lifeward Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares, par value NIS 1.75 per share	457(o)
		Equity	Warrants	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 2,277,424.00	0.0001381	$ 314.51
		Equity	Ordinary Shares, par value NIS 1.75 per share	457(o)
		Equity	Warrants	457(o)
		Debt	Debt Securities	457(o)
Fees Previously Paid		Unallocated (Universal) Shelf		457(o)			$ 5,527,377.49		$ 846.25
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares, par value NIS 1.75 per share	415(a)(6)						S-3	333-263984	05/16/2022
Carry Forward Securities		Equity	Warrants	415(a)(6)						S-3	333-263984	05/16/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-263984	05/16/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 92,195,198.51			S-3	333-263984	05/16/2022	$ 8,546.49
			Total Offering Amounts:				$ 100,000,000.00		$ 1,160.76
			Total Fees Previously Paid:						$ 846.25
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 314.51
Offering Note
[1]	Note 1.a The amount to be registered consists of up to $100,000,000 of an indeterminate amount of ordinary shares, warrants, and/or debt securities. There is also being registered hereunder such currently indeterminate number of (i) ordinary shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities registered hereby, or (ii) ordinary shares or debt securities as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Note 1.b The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F. of Form S-3 under the Securities Act. Note 1.c Including such indeterminate amount of ordinary shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities registered hereby, or upon exercise of warrants registered hereby, as the case may be. Note 1.d Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for ordinary shares or debt securities registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. Note 1.e Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.

[2]	Note 2.a An aggregate of $8,546.49 of the amount of the registration fee was previously paid in connection with the unissued securities registered under the registrant's registration statement on Form S-3 (File No. 333-263984) filed with the Securities and Exchange Commission on March 30, 2022 and declared effective by the SEC on May 16, 2022 (the "Prior Registration Statement"). $92,195,198.51 of securities remain unsold under the Prior Registration Statement. The registrant is allowed to apply $8,546.49 toward the registration fee for this registration statement in reliance on Rule 415(a)(6), because $92,195,198.51 of unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the $8,546.49 registration fee previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. Note 2.b $846.25 of the registration fee was previously paid in connection with the prior filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A